Exhibit 99.1

Heritage Commerce Corp Reports Client Deposit Growth of 6% in the Third Quarter of 2024

San Jose, CA — October 24, 2024 — Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”), today announced that its third quarter 2024 net income was $10.5 million, or $0.17 per average diluted common share, compared to $9.2 million, or $0.15 per average diluted common share, for the second quarter of 2024, and $15.8 million, or $0.26 per average diluted common share, for the third quarter of 2023. For the nine months ended September 30, 2024, net income was $29.9 million, or $0.49 per average diluted common share, compared to $51.1 million, or $0.83 per average diluted common share, for the nine months ended September 30, 2023. All data are unaudited.

“The highlight of the third quarter of 2024 was significant deposit growth from our clients throughout our markets,” said Clay Jones, President and Chief Executive Officer. “Total deposit balances grew 6% at the end of the third quarter of 2024, compared to the prior quarter and notably, noninterest-bearing demand deposits grew 7% over the same period. Growth in deposits was a result of the successful conversion of new relationships that were impacted by the banking disruptions in our market. The loan portfolio had orderly growth during the third quarter 2024, with core loans increasing $148.3 million, or 5% over the last 12 months, while growing $35.7 million, or 1%, from the prior quarter. We remain optimistic about the growth opportunities in our markets, as loan and deposit pipelines and overall business activity remains healthy.”

“The credit portfolio continues to perform very well, with nonperforming assets and net charge-offs remaining low at September 30, 2024,” said Mr. Jones. “Additionally, our liquidity position remains strong, supported by access to diverse alternative funding sources.”

“Our commitment to achieving our growth and client service goals while meeting performance targets remains the driving force behind our success. I would like to express my appreciation for our bank team members for their continued commitment to serving our clients, communities and shareholders,” said Mr. Jones.

Third Quarter Ended September 30, 2024

Operating Results, Liquidity Position, Financial Condition, Credit Quality, Capital Management and Recent Events

(as of, or for the periods ended September 30, 2024, compared to June 30, 2024, and September 30, 2023, except as noted):

Operating Results:

♦	The following table indicates the ratios for the annualized return on average equity, average tangible common equity, average assets and average tangible assets for the periods indicated:

	For the Quarter Ended:			For the Nine Months Ended:
	September 30,	June 30,	September 30,	September 30,	September 30,
(unaudited)	2024	2024	2023	2024	2023
Return on average equity	6.14%	5.50%	9.54%	5.91%	10.54%
Return on average tangible common equity(1)	8.27%	7.43%	13.06%	7.98%	14.52%
Return on average assets	0.78%	0.71%	1.16%	0.76%	1.29%
Return on average tangible assets(1)	0.81%	0.74%	1.20%	0.79%	1.33%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” below.

Net Interest Income:

♦	Net interest income increased 1% to $39.9 million for the third quarter of 2024, compared to $39.5 million for the second quarter of 2024. The non-GAAP fully tax equivalent (“FTE”) net interest margin contracted 9 basis points to 3.17% for the third quarter of 2024 from 3.26% for the second quarter of 2024, primarily due to higher rates paid on client deposits, partially offset by maturing securities invested in higher yielding overnight funds, one additional day during the third quarter of 2024, and a higher average yield on core loans.
♦	Net interest income decreased (12%) to $39.9 million for the third quarter of 2024, compared to $45.4 million for the third quarter of 2023. The non-GAAP FTE net interest margin contracted 40 basis points to 3.17% for the third quarter of 2024, from 3.57% for the third quarter of 2023, primarily due to higher rates paid on client deposits, a decrease in the average balance of noninterest-bearing demand deposits, and a decrease in average interest earning assets, partially offset by a higher average yield on core loans and a higher average balance of loans.
♦	For the first nine months of 2024, net interest income decreased (15%) to $119.5 million, compared to $140.9 million for the first nine months of 2023. The non-GAAP FTE net interest margin contracted 54 basis points to 3.26% for the first nine months of 2024, from 3.80% for the first nine months of 2023, primarily due to higher rates paid on client deposits, a decrease in the average balance of noninterest-bearing demand deposits, and a decrease in average interest earning assets, partially offset by an increase in the yield on core loans and overnight funds and a higher average balance of loans.
♦	The following tables set forth the estimated changes in the Company’s annual net interest income and economic value of equity (a non-GAAP financial measure) that would result from the designated instantaneous parallel shift in interest rates noted, and assuming a flat balance sheet with consistent product mix, as of September 30, 2024:

	Increase/(Decrease) in
	Estimated Net
CHANGE IN INTEREST RATES (basis points)	Interest Income(1)
(in $000's, unaudited)	Amount	Percent
+400	$24,681	13.6%
+300	$18,438	10.2%
+200	$12,241	6.8%
+100	$6,082	3.4%
0	—	—
−100	$(8,242)	(4.5)%
−200	$(18,720)	(10.3)%
−300	$(31,428)	(17.3)%
−400	$(47,015)	(25.9)%

	Increase/(Decrease) in
	Estimated Economic
CHANGE IN INTEREST RATES (basis points)	Value of Equity(1)
(in $000's, unaudited)	Amount	Percent
+400	$161,338	14.0%
+300	$133,760	11.6%
+200	$98,755	8.6%
+100	$55,024	4.8%
0	—	—
−100	$(86,037)	(7.5)%
−200	$(204,813)	(17.8)%
−300	$(345,418)	(30.1)%
−400	$(452,503)	(39.4)%

(1)	Computations of prospective effects of hypothetical interest rate changes are for illustrative purposes only, are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. These projections are forward-looking and should be considered in light of the Forward-Looking Statement Disclaimer below. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could affect any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio decreased to 5.42% for the third quarter of 2024, compared to 5.49% for the second quarter of 2024.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2024			June 30, 2024
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,867,076	$39,621	5.50%	$2,830,260	$38,496	5.47%
Prepayment fees	—	4	0.00%	—	54	0.01%
Bay View Funding factored receivables(1)	55,391	2,144	15.40%	54,777	2,914	21.40%
Purchased residential mortgages	441,294	3,779	3.41%	447,687	3,739	3.36%
Loan fair value mark / accretion	(2,621)	233	0.03%	(2,863)	267	0.04%
Total loans (includes loans held-for-sale)	$3,361,140	$45,781	5.42%	$3,329,861	$45,470	5.49%

(1)Interest income for the third quarter and first nine months of 2024 was reduced by an immaterial out-of-period adjustment of ($804,000).

●	The average yield on the total loan portfolio decreased to 5.42% for the third quarter of 2024, compared to 5.46% for the third quarter of 2023.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2024			September 30, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,867,076	$39,621	5.50%	$2,743,993	$37,764	5.46%
Prepayment fees	—	4	0.00%	—	182	0.03%
Bay View Funding factored receivables(1)	55,391	2,144	15.40%	51,664	2,775	21.31%
Purchased residential mortgages	441,294	3,779	3.41%	465,471	3,811	3.25%
Loan fair value mark / accretion	(2,621)	233	0.03%	(3,648)	321	0.05%
Total loans (includes loans held-for-sale)	$3,361,140	$45,781	5.42%	$3,257,480	$44,853	5.46%

(1)Interest income for the third quarter and first nine months of 2024 was reduced by an immaterial out-of-period adjustment of ($804,000).

●	The average yield on the total loan portfolio decreased to 5.45% for the first nine months of 2024, compared to 5.46% for the first nine months of 2023, primarily due a lower average balance of Bay View Funding factored receivables, a decrease in the accretion of loan purchase discount into interest income from acquired loans, and lower prepayment fees, mostly offset by a higher yield on core loans for the first nine months of 2024.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2024			September 30, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,831,035	$115,838	5.47%	$2,716,345	$109,354	5.38%
Prepayment fees	—	82	0.00%	—	393	0.02%
Bay View Funding factored receivables(1)	54,563	7,896	19.33%	65,938	10,623	21.54%
Purchased residential mortgages	447,709	11,306	3.37%	477,068	11,497	3.22%
Loan fair value mark / accretion	(2,865)	729	0.03%	(3,976)	1,126	0.06%
Total loans (includes loans held-for-sale)	$3,330,442	$135,851	5.45%	$3,255,375	$132,993	5.46%

(1)Interest income for the third quarter and first nine months of 2024 was reduced by an immaterial out-of-period adjustment of ($804,000).

●	In aggregate, the unamortized net purchase discount on total loans acquired was $2.5 million at September 30, 2024.

♦	The following table presents the average balance of deposits and interest-bearing liabilities, interest expense, and the average rate for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	September 30, 2024			June 30, 2024
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Deposits:
Demand, noninterest-bearing	$1,172,304			$1,127,145

Demand, interest-bearing	907,346	$1,714	0.75%	932,100	$1,719	0.74%
Savings and money market	1,188,057	9,128	3.06%	1,104,589	7,867	2.86%
Time deposits - under $100	11,133	47	1.68%	10,980	46	1.68%
Time deposits - $100 and over	229,565	2,349	4.07%	228,248	2,245	3.96%
Insured Cash Sweep ("ICS")/Certificate of Deposit Registry
Service ("CDARS") - interest-bearing demand, money market
and time deposits	1,017,541	7,747	3.03%	991,483	7,207	2.92%
Total interest-bearing deposits	3,353,642	20,985	2.49%	3,267,400	19,084	2.35%
Total deposits	4,525,946	20,985	1.84%	4,394,545	19,084	1.75%

Short-term borrowings	32	—	0.00%	19	—	0.00%
Subordinated debt, net of issuance costs	39,590	538	5.41%	39,553	538	5.47%
Total interest-bearing liabilities	3,393,264	21,523	2.52%	3,306,972	19,622	2.39%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	$4,565,568	$21,523	1.88%	$4,434,117	$19,622	1.78%

●	The average cost of total deposits increased to 1.72% for the first nine months of 2024, compared to 0.94% for the first nine months of 2023. The average cost of funds increased to 1.75% for the first nine months of 2024, compared to 1.01% for the first nine months of 2023.
●	The Bank continues to carefully manage deposit costs and implemented cost adjustments following the Federal Reserve Bank’s interest rate reduction in September 2024, to align with the changing interest rate environment.

●	The increase in the average cost of total deposits and the average cost of funds for the third quarter and first nine months of 2024 was primarily due to clients seeking higher yields and moving noninterest-bearing deposits to the Bank’s interest-bearing ICS/CDARS deposits and interest-bearing money market accounts and increases in market rates.

Provision for Credit Losses on Loans:

♦	During the third quarter of 2024, we recorded a provision for credit losses on loans of $153,000, compared to a $471,000 provision for credit losses on loans for the second quarter of 2024, and a provision for credit losses on loans of $168,000 for the third quarter of 2023.
♦	There was a provision for credit losses on loans of $808,000 for the nine months ended September 30, 2024, compared to a $460,000 provision for credit losses on loans for the nine months ended September 30, 2023, primarily due to the increase in the balance of total loans.

Noninterest Income:

♦	Total noninterest income decreased (2%) to $2.2 million for the third quarter of 2024, compared to $2.3 million for the second quarter of 2024, primarily due to a gain on proceeds from company-owned life insurance and higher termination fees during the second quarter of 2024. Total noninterest income was relatively flat at $2.2 million for both the third quarter of 2024 and the third quarter of 2023.
♦	Total noninterest income decreased (7%) to $6.6 million for the first nine months of 2024, compared to $7.1 million for the first nine months of 2023, primarily due to lower service charges and fees on deposit accounts, partially offset by a higher gain on proceeds from company-owned life insurance for the first nine months of 2024.

Noninterest Expense:

♦	Total noninterest expense for the third quarter of 2024 decreased to $27.6 million, compared to $28.2 million for the second quarter of 2024, primarily due to lower salaries and employee benefits and lower information technology related expenses, partially offset by higher professional fees. Total noninterest expense for the third quarter of 2024 increased to $27.6 million, compared to $25.2 million for the third quarter of 2023, primarily due to higher salaries and employee benefits, rent expense included in occupancy and equipment, and professional fees.
♦	Total noninterest expense for the first nine months of 2024 increased to $83.3 million, compared to $75.6 million for the first nine months of 2023, primarily due to higher salaries and employee benefits, rent expense, and information technology related expenses, marketing related expenses, homeowner association vendor payments, regulatory assessments, and ICS/CDARS fee expense.
♦	Full time equivalent employees were 353 at both September 30, 2024 and June 30, 2024, compared to 348 at September 30, 2023.
♦	The efficiency ratio was 65.37% for the third quarter of 2024, compared to 67.55% for the second quarter of 2024, and 52.89% for the third quarter of 2023. The efficiency ratio increased to 66.08% for the nine months ended September 30, 2024 compared to 51.06% for the nine months ended September 30, 2023. The increase in the efficiency ratio for the third quarter of 2024 and nine months ended September 30, 2024, compared to the respective periods in 2023, was due to both higher noninterest expense and lower net revenue. The efficiency ratio is a non-GAAP financial measure.

Income Tax Expense:

♦	Income tax expense was $3.9 million for the third quarter of 2024, compared to $3.8 million for the second quarter of 2024, and $6.5 million for the third quarter of 2023. The effective tax rate for the third quarter of 2024 was 27.3%, compared to 29.4% for the second quarter of 2024, and 29.0% for the third quarter of 2023.
♦	Income tax expense for the nine months ended September 30, 2024 was $12.0 million, compared to $20.8 million for the nine months ended September 30, 2023. The effective tax rate for nine months ended September 30, 2024 was 28.7%, compared to 29.0% for the nine months ended September 30, 2023.

Liquidity Position, Financial Condition, Credit Quality, and Capital Management:

Liquidity and Available Lines of Credit:

♦	The following table shows our liquidity, available lines of credit and the amounts outstanding at September 30, 2024:

LIQUIDITY AND AVAILABLE LINES OF CREDIT	Total		Remaining
(in $000’s, unaudited)	Available	Outstanding	Available
Excess funds at the Federal Reserve Bank ("FRB")	$903,900	$—	$903,900
FRB discount window collateralized line of credit	1,397,326	—	1,397,326
Federal Home Loan Bank collateralized borrowing capacity	765,134	—	765,134
Unpledged investment securities (at fair value)	66,158	—	66,158
Federal funds purchase arrangements	90,000	—	90,000
Holding company line of credit	25,000	—	25,000
Total	$3,247,518	$—	$3,247,518

●	The Company’s total available liquidity and borrowing capacity was $3.2 billion at September 30, 2024, compared to $3.0 billion at June 30, 2024, and $3.1 billion at September 30, 2023.
●	The available liquidity and borrowing capacity was 69% of the Company’s total deposits and approximately 147% of the Bank’s estimated uninsured deposits at September 30, 2024. The available liquidity and borrowing capacity was 66% of the Company’s total deposits and approximately 148% of the Bank’s estimated uninsured deposits at June 30, 2024. The available liquidity and borrowing capacity was 70% of the Company’s total deposits and approximately 150% of the Bank’s estimated uninsured deposits at September 30, 2023.
●	The loan to deposit ratio was 72.11% at September 30, 2024, compared to 76.04% at June 30, 2024, and 71.81% at September 30, 2023.
♦Total assets increased 5% to $5.6 billion at September 30, 2024, compared to $5.3 billion at June 30, 2024, and increased 3% from $5.4 billion at September 30, 2023, primarily related to growth in client deposits and liquidity.

Investment Securities:

♦	Investment securities totaled $841.8 million at September 30, 2024, of which $237.6 million were in the securities available-for-sale portfolio (at fair value), and $604.2 million were in the securities held-to-maturity portfolio (at amortized cost, net of allowance for credit losses of $12,000). The fair value of the securities held-to-maturity portfolio was $531.5 million at September 30, 2024.
♦	The following table shows the balances of securities available-for-sale, at fair value, and the related pre-tax unrealized (loss) at the dates indicated:

SECURITIES AVAILABLE-FOR-SALE	September 30,	June 30,	September 30,

(in $000’s, unaudited)	2024	2024	2023
Balance (at fair value):
U.S. Treasury	$184,162	$218,682	$396,996
Agency mortgage-backed securities	53,450	54,361	60,198
Total	$237,612	$273,043	$457,194

Pre-tax unrealized (loss):
U.S. Treasury	$(1,440)	$(3,578)	$(9,606)
Agency mortgage-backed securities	(2,923)	(4,815)	(7,185)
Total	$(4,363)	$(8,393)	$(16,791)

Weighted average life (years)	1.32	1.39	1.49

●	The pre-tax unrealized loss on the securities available-for-sale portfolio was ($4.4) million, or ($3.2) million net of taxes, which equaled less than 1% of total shareholders’ equity at September 30, 2024.
●	The reduction in the securities available-for-sale portfolios was due to maturities and not due to any securities sold since June 30, 2023.
♦	The following table shows the balances of securities held-to-maturity, at amortized cost, and the related pre-tax unrecognized (loss) and allowance for credit losses at the dates indicated:

SECURITIES HELD-TO-MATURITY	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2024	2024	2023
Balance (at amortized cost):
Agency mortgage-backed securities	$573,621	$589,386	$632,241
Municipals — exempt from Federal tax(1)	30,584	31,804	32,453
Total(1)	$604,205	$621,190	$664,694

Pre-tax unrecognized (loss):
Agency mortgage-backed securities	$(71,996)	$(92,058)	$(119,932)
Municipals — exempt from Federal tax	(676)	(1,694)	(2,753)
Total	$(72,672)	$(93,752)	$(122,685)

Allowance for credit losses on municipal securities	$(12)	$(12)	$(13)

Weighted average life (years)	5.94	6.57	7.03

(1)	Gross of the allowance for credit losses of ($12,000) at both September 30, 2024, and June 30, 2024, and ($13,000) at September 30, 2023.

●	The pre-tax unrecognized loss on the securities held-to-maturity portfolio was ($72.7) million, or ($51.2) million net of taxes, which equaled 7.5% of total shareholders’ equity at September 30, 2024.
●	The weighted average life of the securities held-to-maturity portfolio was 5.94 years at September 30, 2024, which includes Community Reinvestment Act mortgage-backed securities with longer maturities.
●	The unrealized and unrecognized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at September 30, 2024 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.
♦	The following are the actual and/or projected cash flows from paydowns and maturities in the investment securities portfolio for the periods indicated based on the current interest rate environment:

Agency
Mortgage-
PROJECTED INVESTMENT SECURITIES		backed and
PAYDOWNS & MATURITIES	U.S.	Municipal

(in $000’s, unaudited)	Treasury	Securities	Total
Fourth quarter of 2024	$9,000	$26,727	$35,727
First quarter of 2025	35,000	21,336	56,336
Second quarter of 2025	118,000	20,700	138,700
Third quarter of 2025	25,200	21,885	47,085
Fourth quarter of 2025	—	19,486	19,486
First quarter of 2026	—	19,001	19,001
Second quarter of 2026	—	18,349	18,349
Third quarter of 2026	—	18,645	18,645
Total	$187,200	$166,129	$353,329

●	The weighted average life of the total investment securities portfolio was 4.62 years at September 30, 2024, compared to 4.95 years at June 30, 2024, and 4.72 years at September 30, 2023.

Loans:

♦	The following table summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category at the dates indicated:

LOANS	September 30, 2024		June 30, 2024		September 30, 2023
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$481,266	14%	$477,929	14%	$430,664	13%
Real estate:
CRE(1) - owner occupied	602,062	18%	594,504	18%	589,751	18%
CRE(1) - non-owner occupied	1,310,578	38%	1,283,323	38%	1,208,324	37%
Land and construction	125,761	4%	125,374	4%	158,138	5%
Home equity	124,090	4%	126,562	4%	124,477	4%
Multifamily	273,103	8%	268,968	8%	253,129	7%
Residential mortgages	479,524	14%	484,809	14%	503,006	15%
Consumer and other	14,179	< 1%	18,758	< 1%	18,526	1%
Total Loans	3,410,563	100%	3,380,227	100%	3,286,015	100%
Deferred loan costs (fees), net	(327)	—	(434)	—	(554)	—
Loans, net of deferred costs and fees	$3,410,236	100%	$3,379,793	100%	$3,285,461	100%

(1) Commercial Real Estate

●	Loans, excluding loans held-for-sale, increased $30.4 million, or 1%, to $3.4 billion at September 30, 2024, from the prior quarter, and increased $124.8 million, or 4%, from $3.3 billion at September 30, 2023. Loans, excluding residential mortgages, increased $35.7 million, or 1%, to $2.9 billion at September 30, 2024 from June 30, 2024, and increased $148.3 million, or 5%, from $2.8 billion at September 30, 2023.
●	Commercial and industrial line utilization was 31% at both September 30, 2024 and June 30, 2024, compared to 27% at September 30, 2023.
●	CRE loans totaled $1.9 billion at September 30, 2024, of which 31% were owner occupied and 69% were investor CRE loans. There was 32% of the CRE loan portfolio secured by owner occupied real estate at June 30, 2024, and 33% at September 30, 2023.
●	During the third quarter of 2024, there were 41 new owner occupied and non-owner occupied CRE loans originated totaling $67 million with a weighted average loan-to-value (“LTV”) of 49%; the weighted average debt-service coverage ratio (“DSCR”) for the non-owner occupied portfolio was 1.92 times.

●	Loan Growth continued at an orderly organic rate as the Bank continues to serve our clients in the community.
●	The average loan size for all CRE loans was $1.6 million, and the average loan size for office CRE loans was $1.7 million.
●	The Company has personal guarantees on 92% of its CRE portfolio. A substantial portion of the unguaranteed CRE loans were made to credit-worthy non-profit organizations.
●	Total office exposure (excluding medical/dental offices) in the CRE portfolio was $419 million, including 32 loans totaling approximately $73 million in San Jose, 19 loans totaling approximately $26 million in San Francisco, and eight loans totaling approximately $16 million, in Oakland, at September 30, 2024. Non-owner occupied CRE with office exposure totaled $329 million at September 30, 2024.
●	At September 30, 2024, the weighted average LTV and DSCR for the entire non-owner occupied office portfolio were 41.8% and 1.82 times, respectively.
●	Total medical/dental office exposure in the non-owner occupied CRE portfolio consisted of 15 loans totaling $12 million, with a weighted average LTV and DSCR of 37.4% and 2.41 times, respectively, at September 30, 2024.
●	The following table presents the weighted average LTV and DSCR by collateral type for CRE loans at September 30, 2024:

	CRE - Non-owner Occupied			CRE - Owner Occupied		Total CRE
COLLATERAL TYPE	Outstanding	LTV	DSCR	Outstanding	LTV	Outstanding	LTV
Retail	26%	38.0%	1.89	16%	46.3%	23%	39.6%
Industrial	19%	39.1%	2.46	34%	43.7%	23%	40.9%
Mixed-Use, Special
Purpose and Other	18%	41.6%	1.91	34%	40.7%	22%	41.2%
Office	20%	41.8%	1.82	16%	44.3%	19%	42.5%
Multifamily	17%	42.6%	1.95	0%	0.0%	13%	42.6%
Hotel/Motel	< 1%	16.4%	1.32	0%	0.0%	< 1%	16.4%
Total	100%	40.3%	1.99	100%	43.2%	100%	41.1%

●	The following table presents the weighted average LTV and DSCR by county for CRE loans at September 30, 2024:

	CRE - Non-owner Occupied			CRE - Owner Occupied		Total CRE
COUNTY	Outstanding	LTV	DSCR	Outstanding	LTV	Outstanding	LTV
Alameda	25%	44.3%	1.93	18%	45.6%	23%	44.6%
Contra Costa	7%	41.8%	1.79	8%	47.8%	7%	43.5%
Marin	7%	46.3%	2.02	1%	52.4%	5%	46.8%
Monterey	2%	43.8%	1.85	2%	41.1%	2%	43.0%
Napa	< 1%	30.0%	1.73	1%	52.0%	1%	36.3%
Out of Area	8%	42.3%	2.06	9%	49.0%	9%	44.3%
San Benito	1%	35.1%	2.00	3%	39.7%	2%	37.5%
San Francisco	9%	37.5%	1.48	4%	39.8%	8%	37.8%
San Mateo	11%	37.5%	2.20	15%	40.0%	12%	38.3%
Santa Clara	24%	37.4%	2.25	34%	41.1%	26%	38.8%
Santa Cruz	2%	33.1%	1.74	1%	49.2%	2%	36.2%
Solano	1%	32.1%	1.95	2%	37.8%	1%	33.8%
Sonoma	3%	39.7%	2.22	2%	43.1%	2%	40.5%
Total	100%	40.3%	1.99	100%	43.2%	100%	41.1%

♦	The following table presents the maturity distribution of the Company’s loans, excluding loans held-for-sale, as of September 30, 2024. The table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the prime rate as reflected in the Western Edition of The Wall Street Journal, and contractual repricing dates.

	Due in		Over One Year But
LOAN MATURITIES	One Year or Less		Less than Five Years		Over Five Years
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total	Total
Loans with variable interest rates	$375,424	44%	$227,201	27%	$247,622	29%	$850,247
Loans with fixed interest rates	141,906	6%	767,930	30%	1,650,480	64%	2,560,316
Loans	$517,330	15%	$995,131	29%	$1,898,102	56%	$3,410,563

●	At September 30, 2024, approximately 25% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 27% at both June 30, 2024 and September 30, 2023.

Credit Quality:

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:			At or For the Nine Months Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2024	2024	2023	2024	2023
Balance at beginning of period	$47,954	$47,888	$47,803	$47,958	$47,512
Charge-offs during the period	(474)	(510)	(447)	(1,342)	(851)
Recoveries during the period	186	105	178	395	581
Net (charge-offs) recoveries during the period	(288)	(405)	(269)	(947)	(270)
Provision for credit losses on loans during the period	153	471	168	808	460
Balance at end of period	$47,819	$47,954	$47,702	$47,819	$47,702

Total loans, net of deferred fees	$3,410,236	$3,379,793	$3,285,461	$3,410,236	$3,285,461
Total nonperforming loans	$7,158	$6,030	$5,484	$7,158	$5,484
ACLL to total loans	1.40%	1.42%	1.45%	1.40%	1.45%
ACLL to total nonperforming loans	668.05%	795.26%	869.84%	668.05%	869.84%

●	The following table shows the drivers of change in ACLL for the first, second, and third quarters of 2024:

DRIVERS OF CHANGE IN ACLL
(in $000’s, unaudited)
ACLL at December 31, 2023	$47,958
Portfolio changes during the first quarter of 2024	(234)
Qualitative and quantitative changes during the first
quarter of 2024 including changes in economic forecasts	164
ACLL at March 31, 2024	47,888
Portfolio changes during the second quarter of 2024	616
Qualitative and quantitative changes during the second
quarter of 2024 including changes in economic forecasts	(550)
ACLL at June 30, 2024	47,954
Portfolio changes during the third quarter of 2024	599
Qualitative and quantitative changes during the third
quarter of 2024 including changes in economic forecasts	(734)
ACLL at September 30, 2024	$47,819

♦	The following is a breakout of nonperforming assets (“NPAs”) at the dates indicated:

NONPERFORMING ASSETS	September 30, 2024		June 30, 2024		September 30, 2023
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Land and construction loans	$5,862	82%	$4,774	79%	$—	0%
Commercial loans	752	11%	900	15%	1,712	31%
Loans over 90 days past due and still accruing	460	6%	248	4%	1,966	36%
Home equity and other loans	84	1%	108	2%	90	2%
Residential mortgages	—	0%	—	0%	1,716	31%
CRE loans	—	0%	—	0%	—	0%
Total nonperforming assets	$7,158	100%	$6,030	100%	$5,484	100%

There were 10 borrowers included in NPAs totaling $7.2 million, or 0.13% of total assets, at September 30, 2024, compared to 10 borrowers totaling $6.0 million, or 0.11% of total assets at June 30, 2024, and 11 borrowers totaling $5.5 million, or 0.10% of total assets, at September 30, 2023. The increase in NPAs at September 30, 2024, was primarily due to the downgrade of a loan to one customer totaling $1.1 million, which is well collateralized and there were no specific reserves for the loan. This increase in NPAs was partially offset by pay-offs of loan previously included in NPAs.

●	There were no CRE loans included in NPAs at September 30, 2024, June 30, 2024, or September 30, 2023.
●	There were no foreclosed assets on the balance sheet at September 30, 2024, June 30, 2024, or September 30, 2023.
●	There were no Shared National Credits (“SNCs”) or material purchased participations included in NPAs or total loans at September 30, 2024, June 30, 2024, or September 30, 2023.
♦	Classified assets totaled $32.6 million, or 0.59% of total assets, at September 30, 2024, compared to $33.6 million, or 0.64% of total assets, at June 30, 2024, and $31.1 million, or 0.57% of total assets, at September 30, 2023.

Deposits:

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category at the dates indicated:

DEPOSITS	September 30, 2024		June 30, 2024		September 30, 2023
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,272,139	27%	$1,187,320	27%	$1,243,501	27%
Demand, interest-bearing	913,910	19%	928,246	21%	1,004,185	22%
Savings and money market	1,309,676	28%	1,126,520	25%	1,110,640	24%
Time deposits — under $250	39,060	1%	39,046	1%	43,906	1%
Time deposits — $250 and over	196,945	4%	203,886	4%	252,001	6%
ICS/CDARS — interest-bearing demand,
money market and time deposits	997,803	21%	959,592	22%	921,224	20%
Total deposits	$4,729,533	100%	$4,444,610	100%	$4,575,457	100%

●	Total deposits increased $284.9 million, or 6%, to $4.7 billion at September 30, 2024 compared to $4.4 billion at June 30, 2024, and increased $154.1 million, or 3% from $4.6 billion at September 30, 2023.
●	Migration of client deposits into interest-bearing accounts resulted in an increase in ICS/CDARS deposits to $997.8 million at September 30, 2024, compared to $959.6 million at June 30, 2024, and $921.2 million at September 30, 2023.
●	The Company had 25,373 deposit accounts at September 30, 2024, with an average balance of $186,000. At June 30, 2024, the Company had 25,033 deposit accounts, with an average balance of $178,000. At September 30, 2023, the Company had 24,769 deposit accounts, with an average balance of $186,000.
●	Deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $2.2 billion, representing 47% of total deposits, with an average account size of $394,000 at September 30, 2024. At June 30, 2024, deposits from the Bank’s top 100 client relationships, representing 21% of the total number of accounts, totaled $2.1 billion, representing 47% of total deposits, with an average account size of $388,000. At September 30, 2023, deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $2.2 billion, representing 48% of total deposits, with an average account size of $408,000.
●	The Bank’s uninsured deposits were approximately $2.2 billion, or 47% of the Company’s total deposits, at September 30, 2024, compared to $2.0 billion, or 45% of the Company’s total deposits, at June 30, 2024, and $2.1 billion, or 46% of the Company’s total deposits, at September 30, 2023.

Capital Management:

♦	In July 2024, the Company announced that its Board of Directors adopted a share repurchase program under which the Company is authorized to repurchase up to $15 million of the Company’s shares of its issued and outstanding common stock. The Company did not repurchase any of its common stock during the third quarter of 2024.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at September 30, 2024, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirements (1)
Total Capital	15.6%	15.1%	10.0%	10.5%
Tier 1 Capital	13.4%	13.9%	8.0%	8.5%
Common Equity Tier 1 Capital	13.4%	13.9%	6.5%	7.0%
Tier 1 Leverage	10.0%	10.4%	5.0%	4.0%
Tangible common equity / tangible assets (2)	9.5%	9.9%	N/A	N/A

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the Tier 1 Leverage ratio.
(2)	This is a non-GAAP financial measure that represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, at the dates indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2024	2024	2023
Unrealized loss on securities available-for-sale	$(3,161)	$(6,022)	$(11,985)
Split dollar insurance contracts liability	(2,965)	(2,913)	(3,234)
Supplemental executive retirement plan liability	(2,838)	(2,856)	(2,343)
Unrealized gain on interest-only strip from SBA loans	72	76	93
Total accumulated other comprehensive loss	$(8,892)	$(11,715)	$(17,469)

♦	Tangible common equity was $510.8 million at September 30, 2024, compared to $504.0 million at June 30, 2024, and $485.1 million at September 30, 2023. Tangible book value per share was $8.33 at September 30, 2024, compared to $8.22 at June 30, 2024, and $7.94 at September 30, 2023. Tangible common equity and tangible book value per share are non-GAAP financial measures.

Recent Events:

♦	On October 2, 2024, the Company announced the appointment of Thomas A. Sa as the Chief Operating Officer (“COO”) of the Company and the Bank. As COO, Mr. Sa will have primary responsibility for banking operations, risk management, information technology systems, audit administration, and will help shape strategic decisioning of the Company. Mr. Sa has more than thirty years’ experience in a variety of increasingly responsible positions in California-based community and regional banks, most recently serving as President, Chief Operating Officer and Chief Financial Officer of California BanCorp and its subsidiary, California Bank of Commerce, which merged with Southern California Bancorp in July 2024.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not form a part of, this release or of our filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Financial results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. Management believes these non-GAAP financial measures are common in the banking industry, and may enhance comparability for peer comparison purposes. These non-GAAP financial measures should be supplemental to primary GAAP financial measures and should not be read in isolation or relied upon as a substitute for primary GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is presented in the tables at the end of this earnings release under “Reconciliation of Non-GAAP Financial Measures.”

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Any statements that reflect our belief about, confidence in, or expectations for future events, performance or condition should be considered forward-looking statements. Readers should not construe these statements as assurances of a given level of performance, nor as promises that we will take actions that we currently expect to take. All statements are subject to various risks and uncertainties, many of which are outside our control and some of which may fall outside our ability to predict or anticipate. Accordingly, our actual results may differ materially from our projected results, and we may take actions or experience events that we do not currently expect. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and the following: (1) cybersecurity risks that may affect us directly or may impact us indirectly by virtue of their effects on our clients, markets or vendors, including our ability to identify and address cybersecurity risks, including those posed by the increasing use of artificial intelligence, such as data security breaches, “denial of service” attacks, “hacking” and identity theft affecting us, our clients, and our third party vendors and service providers; (2) geopolitical and domestic political developments, including recent, current and potential future wars and international and multinational conflicts, acts of terrorism, insurrection, piracy and civil unrest, and events reflecting or resulting from social instability, any of which can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, can affect the physical security of our assets and the assets of our clients, and which may increase the volatility of financial markets; (3) factors that affect our liquidity and our ability to meet client demands for withdrawals from deposit accounts and undrawn lines of credit, including our cash on hand and the availability of funds from our own lines of credit; (4) market fluctuations that affect the costs we pay for sources of funding, including the interest we pay on deposits and on our borrowings; (5) media items and consumer confidence as those factors affect our clients’ confidence in the banking system generally and in our bank specifically; (6) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (7) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board and other factors that affect market interest rates generally; (8) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolio and our factoring business; (9) events and circumstances that affect our borrowers' and guarantors’ financial condition, results of operations and cash flows, which may, during periods of economic uncertainty or decline, adversely affect those borrowers' ability to repay our loans timely and in full, or to comply with their other obligations under our loan agreements with those clients; (10) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall fluctuations in economic growth; (11) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans to clients, whether held in the portfolio or in the secondary market; (12) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (13) conditions relating to the impact of recent and potential future pandemics, epidemics and other infectious illness outbreaks that may arise in the future, on our clients, employees, businesses, liquidity, financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (14) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related vacancy rates, and asset and market prices; (15) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (16) regulatory limits and practical factors that affect Heritage Bank of Commerce’s ability to pay dividends to the Company; (17) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (18) events that affect our ability to attract, recruit, and retain qualified officers and other personnel to implement our strategic plan, and that enable current and future personnel to protect and develop our relationships with clients, and to promote our business, results of operations and growth prospects; (19) factors that affect the carrying value of the goodwill associated with our previous acquisitions; (20) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (21) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise, particularly including but not limited to the effects of recent and ongoing developments in California labor and employment laws, regulations and court decisions; (22) geographic and sociopolitical factors that arise by virtue of the fact that we operate primarily in the general San Francisco Bay Area of Northern California, including the particular risks of natural disasters (including earthquakes, fires, and flooding) and other events that disproportionately affect that region; (23) actions taken, planned, or announced by federal, state, regional and local governments in response to the occurrence or threat of any of the foregoing; and (24) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
(in $000’s, unaudited)	2024	2024	2023	2024	2023	2024	2023	Change
Interest income	$61,438	$59,077	$60,791	4%	1%	$178,066	$175,406	2%
Interest expense	21,523	19,622	15,419	10%	40%	58,603	34,483	70%
Net interest income before provision
for credit losses on loans	39,915	39,455	45,372	1%	(12)%	119,463	140,923	(15)%
Provision for credit losses on loans	153	471	168	(68)%	(9)%	808	460	76%
Net interest income after provision
for credit losses on loans	39,762	38,984	45,204	2%	(12)%	118,655	140,463	(16)%
Noninterest income:
Service charges and fees on deposit
accounts	908	891	859	2%	6%	2,676	3,503	(24)%
Increase in cash surrender value of
life insurance	530	521	517	2%	3%	1,569	1,512	4%
Servicing income	108	90	62	20%	74%	288	297	(3)%
Gain on sales of SBA loans	94	76	207	24%	(55)%	348	482	(28)%
Termination fees	46	100	118	(54)%	(61)%	159	129	23%
Gain on proceeds from company-owned
life insurance	—	219	100	(100)%	(100)%	219	100	119%
Other	554	379	353	46%	57%	1,304	1,033	26%
Total noninterest income	2,240	2,276	2,216	(2)%	1%	6,563	7,056	(7)%
Noninterest expense:
Salaries and employee benefits	15,673	15,794	14,147	(1)%	11%	46,976	42,943	9%
Occupancy and equipment	2,599	2,689	2,301	(3)%	13%	7,731	7,123	9%
Professional fees	1,306	1,072	717	22%	82%	3,705	3,265	13%
Other	7,977	8,633	8,006	(8)%	0%	24,867	22,232	12%
Total noninterest expense	27,555	28,188	25,171	(2)%	9%	83,279	75,563	10%
Income before income taxes	14,447	13,072	22,249	11%	(35)%	41,939	71,956	(42)%
Income tax expense	3,940	3,838	6,454	3%	(39)%	12,032	20,841	(42)%
Net income	$10,507	$9,234	$15,795	14%	(33)%	$29,907	$51,115	(41)%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.17	$0.15	$0.26	13%	(35)%	$0.49	$0.84	(42)%
Diluted earnings per share	$0.17	$0.15	$0.26	13%	(35)%	$0.49	$0.83	(41)%
Weighted average shares outstanding - basic	61,295,877	61,279,914	61,093,289	0%	0%	61,254,138	61,012,315	0%
Weighted average shares outstanding - diluted	61,546,157	61,438,088	61,436,240	0%	0%	61,497,927	61,284,590	0%
Common shares outstanding at period-end	61,297,344	61,292,094	61,099,155	0%	0%	61,297,344	61,099,155	0%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.39	$0.39	0%
Book value per share	$11.18	$11.08	$10.83	1%	3%	$11.18	$10.83	3%
Tangible book value per share(1)	$8.33	$8.22	$7.94	1%	5%	$8.33	$7.94	5%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.14%	5.50%	9.54%	12%	(36)%	5.91%	10.54%	(44)%
Annualized return on average tangible
common equity(1)	8.27%	7.43%	13.06%	11%	(37)%	7.98%	14.52%	(45)%
Annualized return on average assets	0.78%	0.71%	1.16%	10%	(33)%	0.76%	1.29%	(41)%
Annualized return on average tangible assets(1)	0.81%	0.74%	1.20%	9%	(33)%	0.79%	1.33%	(41)%
Net interest margin (FTE)(1)	3.17%	3.26%	3.57%	(3)%	(11)%	3.26%	3.80%	(14)%
Efficiency ratio(1)	65.37%	67.55%	52.89%	(3)%	24%	66.08%	51.06%	29%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,352,067	$5,213,171	$5,399,930	3%	(1)%	$5,248,338	$5,316,447	(1)%
Average tangible assets(1)	$5,177,114	$5,037,673	$5,222,692	3%	(1)%	$5,072,843	$5,138,610	(1)%
Average earning assets	$5,011,865	$4,872,449	$5,051,710	3%	(1)%	$4,909,240	$4,965,613	(1)%
Average loans held-for-sale	$1,493	$1,503	$2,765	(1)%	(46)%	$1,913	$3,229	(41)%
Average total loans	$3,359,647	$3,328,358	$3,254,715	1%	3%	$3,328,529	$3,252,146	2%
Average deposits	$4,525,946	$4,394,545	$4,573,621	3%	(1)%	$4,427,242	$4,471,783	(1)%
Average demand deposits - noninterest-bearing	$1,172,304	$1,127,145	$1,302,606	4%	(10)%	$1,158,891	$1,444,744	(20)%
Average interest-bearing deposits	$3,353,642	$3,267,400	$3,271,015	3%	3%	$3,268,351	$3,027,039	8%
Average interest-bearing liabilities	$3,393,264	$3,306,972	$3,310,485	3%	3%	$3,307,926	$3,102,723	7%
Average equity	$680,404	$675,108	$656,973	1%	4%	$675,951	$648,341	4%
Average tangible common equity(1)	$505,451	$499,610	$479,735	1%	5%	$500,456	$470,504	6%

(1)	This is a non-GAAP financial measure.

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2024	2024	2024	2023	2023
Interest income	$61,438	$59,077	$57,551	$58,892	$60,791
Interest expense	21,523	19,622	17,458	16,591	15,419
Net interest income before provision
for credit losses on loans	39,915	39,455	40,093	42,301	45,372
Provision for credit losses on loans	153	471	184	289	168
Net interest income after provision
for credit losses on loans	39,762	38,984	39,909	42,012	45,204
Noninterest income:
Service charges and fees on deposit
accounts	908	891	877	838	859
Increase in cash surrender value of
life insurance	530	521	518	519	517
Servicing income	108	90	90	103	62
Gain on sales of SBA loans	94	76	178	—	207
Termination fees	46	100	13	25	118
Gain on proceeds from company-owned
life insurance	—	219	—	25	100
Other	554	379	371	432	353
Total noninterest income	2,240	2,276	2,047	1,942	2,216
Noninterest expense:
Salaries and employee benefits	15,673	15,794	15,509	13,919	14,147
Occupancy and equipment	2,599	2,689	2,443	2,367	2,301
Professional fees	1,306	1,072	1,327	1,085	717
Other	7,977	8,633	8,257	8,120	8,006
Total noninterest expense	27,555	28,188	27,536	25,491	25,171
Income before income taxes	14,447	13,072	14,420	18,463	22,249
Income tax expense	3,940	3,838	4,254	5,135	6,454
Net income	$10,507	$9,234	$10,166	$13,328	$15,795

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.17	$0.15	$0.17	$0.22	$0.26
Diluted earnings per share	$0.17	$0.15	$0.17	$0.22	$0.26
Weighted average shares outstanding - basic	61,295,877	61,279,914	61,186,623	61,118,485	61,093,289
Weighted average shares outstanding - diluted	61,546,157	61,438,088	61,470,552	61,412,816	61,436,240
Common shares outstanding at period-end	61,297,344	61,292,094	61,253,625	61,146,835	61,099,155
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$11.18	$11.08	$11.04	$11.00	$10.83
Tangible book value per share(1)	$8.33	$8.22	$8.17	$8.12	$7.94

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.14%	5.50%	6.08%	7.96%	9.54%
Annualized return on average tangible
common equity(1)	8.27%	7.43%	8.24%	10.84%	13.06%
Annualized return on average assets	0.78%	0.71%	0.79%	1.00%	1.16%
Annualized return on average tangible assets(1)	0.81%	0.74%	0.82%	1.04%	1.20%
Net interest margin (FTE)(1)	3.17%	3.26%	3.34%	3.41%	3.57%
Efficiency ratio(1)	65.37%	67.55%	65.34%	57.62%	52.89%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,352,067	$5,213,171	$5,178,636	$5,264,905	$5,399,930
Average tangible assets(1)	$5,177,114	$5,037,673	$5,002,597	$5,088,264	$5,222,692
Average earning assets	$5,011,865	$4,872,449	$4,842,279	$4,923,582	$5,051,710
Average loans held-for-sale	$1,493	$1,503	$2,749	$1,612	$2,765
Average total loans	$3,359,647	$3,328,358	$3,297,240	$3,280,817	$3,254,715
Average deposits	$4,525,946	$4,394,545	$4,360,150	$4,454,750	$4,573,621
Average demand deposits - noninterest-bearing	$1,172,304	$1,127,145	$1,177,078	$1,243,222	$1,302,606
Average interest-bearing deposits	$3,353,642	$3,267,400	$3,183,072	$3,211,528	$3,271,015
Average interest-bearing liabilities	$3,393,264	$3,306,972	$3,222,603	$3,251,034	$3,310,485
Average equity	$680,404	$675,108	$672,292	$664,638	$656,973
Average tangible common equity(1)	$505,451	$499,610	$496,253	$487,997	$479,735

(1)	This is a non-GAAP financial measure.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2024	2024	2023	2024	2023
ASSETS
Cash and due from banks	$49,722	$37,497	$40,076	33%	24%
Other investments and interest-bearing deposits
in other financial institutions	906,588	610,763	605,476	48%	50%
Securities available-for-sale, at fair value	237,612	273,043	457,194	(13)%	(48)%
Securities held-to-maturity, at amortized cost	604,193	621,178	664,681	(3)%	(9)%
Loans held-for-sale - SBA, including deferred costs	1,649	1,899	841	(13)%	96%
Loans:
Commercial	481,266	477,929	430,664	1%	12%
Real estate:
CRE - owner occupied	602,062	594,504	589,751	1%	2%
CRE - non-owner occupied	1,310,578	1,283,323	1,208,324	2%	8%
Land and construction	125,761	125,374	158,138	0%	(20)%
Home equity	124,090	126,562	124,477	(2)%	0%
Multifamily	273,103	268,968	253,129	2%	8%
Residential mortgages	479,524	484,809	503,006	(1)%	(5)%
Consumer and other	14,179	18,758	18,526	(24)%	(23)%
Loans	3,410,563	3,380,227	3,286,015	1%	4%
Deferred loan fees, net	(327)	(434)	(554)	(25)%	(41)%
Total loans, net of deferred costs and fees	3,410,236	3,379,793	3,285,461	1%	4%
Allowance for credit losses on loans	(47,819)	(47,954)	(47,702)	0%	0%
Loans, net	3,362,417	3,331,839	3,237,759	1%	4%
Company-owned life insurance	80,682	80,153	79,607	1%	1%
Premises and equipment, net	10,398	10,310	9,707	1%	7%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	6,966	7,521	9,229	(7)%	(25)%
Accrued interest receivable and other assets	123,738	121,190	131,106	2%	(6)%
Total assets	$5,551,596	$5,263,024	$5,403,307	5%	3%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,272,139	$1,187,320	$1,243,501	7%	2%
Demand, interest-bearing	913,910	928,246	1,004,185	(2)%	(9)%
Savings and money market	1,309,676	1,126,520	1,110,640	16%	18%
Time deposits - under $250	39,060	39,046	43,906	0%	(11)%
Time deposits - $250 and over	196,945	203,886	252,001	(3)%	(22)%
ICS/CDARS - interest-bearing demand, money market
and time deposits	997,803	959,592	921,224	4%	8%
Total deposits	4,729,533	4,444,610	4,575,457	6%	3%
Subordinated debt, net of issuance costs	39,615	39,577	39,463	0%	0%
Accrued interest payable and other liabilities	97,096	99,638	126,457	(3)%	(23)%
Total liabilities	4,866,244	4,583,825	4,741,377	6%	3%

Shareholders’ Equity:
Common stock	509,134	508,343	505,692	0%	1%
Retained earnings	185,110	182,571	173,707	1%	7%
Accumulated other comprehensive loss	(8,892)	(11,715)	(17,469)	(24)%	(49)%
Total shareholders' equity	685,352	679,199	661,930	1%	4%
Total liabilities and shareholders’ equity	$5,551,596	$5,263,024	$5,403,307	5%	3%

	End of Period:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2024	2024	2024	2023	2023
ASSETS
Cash and due from banks	$49,722	$37,497	$32,543	$41,592	$40,076
Other investments and interest-bearing deposits
in other financial institutions	906,588	610,763	508,816	366,537	605,476
Securities available-for-sale, at fair value	237,612	273,043	404,474	442,636	457,194
Securities held-to-maturity, at amortized cost	604,193	621,178	636,249	650,565	664,681
Loans held-for-sale - SBA, including deferred costs	1,649	1,899	1,946	2,205	841
Loans:
Commercial	481,266	477,929	452,231	463,778	430,664
Real estate:
CRE - owner occupied	602,062	594,504	585,031	583,253	589,751
CRE - non-owner occupied	1,310,578	1,283,323	1,271,184	1,256,590	1,208,324
Land and construction	125,761	125,374	129,712	140,513	158,138
Home equity	124,090	126,562	122,794	119,125	124,477
Multifamily	273,103	268,968	269,263	269,734	253,129
Residential mortgages	479,524	484,809	490,035	496,961	503,006
Consumer and other	14,179	18,758	16,439	20,919	18,526
Loans	3,410,563	3,380,227	3,336,689	3,350,873	3,286,015
Deferred loan fees, net	(327)	(434)	(587)	(495)	(554)
Total loans, net of deferred fees	3,410,236	3,379,793	3,336,102	3,350,378	3,285,461
Allowance for credit losses on loans	(47,819)	(47,954)	(47,888)	(47,958)	(47,702)
Loans, net	3,362,417	3,331,839	3,288,214	3,302,420	3,237,759
Company-owned life insurance	80,682	80,153	80,007	79,489	79,607
Premises and equipment, net	10,398	10,310	9,986	9,857	9,707
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	6,966	7,521	8,074	8,627	9,229
Accrued interest receivable and other assets	123,738	121,190	118,134	122,536	131,106
Total assets	$5,551,596	$5,263,024	$5,256,074	$5,194,095	$5,403,307

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,272,139	$1,187,320	$1,242,059	$1,292,486	$1,243,501
Demand, interest-bearing	913,910	928,246	925,100	914,066	1,004,185
Savings and money market	1,309,676	1,126,520	1,124,900	1,087,518	1,110,640
Time deposits - under $250	39,060	39,046	38,105	38,055	43,906
Time deposits - $250 and over	196,945	203,886	200,739	192,228	252,001
ICS/CDARS - interest-bearing demand, money market
and time deposits	997,803	959,592	913,757	854,105	921,224
Total deposits	4,729,533	4,444,610	4,444,660	4,378,458	4,575,457
Other short-term borrowings	—	—	—	—	—
Subordinated debt, net of issuance costs	39,615	39,577	39,539	39,502	39,463
Accrued interest payable and other liabilities	97,096	99,638	95,579	103,234	126,457
Total liabilities	4,866,244	4,583,825	4,579,778	4,521,194	4,741,377

Shareholders’ Equity:
Common stock	509,134	508,343	507,578	506,539	505,692
Retained earnings	185,110	182,571	181,306	179,092	173,707
Accumulated other comprehensive loss	(8,892)	(11,715)	(12,588)	(12,730)	(17,469)
Total shareholders' equity	685,352	679,199	676,296	672,901	661,930
Total liabilities and shareholders’ equity	$5,551,596	$5,263,024	$5,256,074	$5,194,095	$5,403,307

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2024	2024	2023	2024	2023
Nonaccrual loans - held-for-investment	$6,698	$5,782	$3,518	16%	90%
Loans over 90 days past due
and still accruing	460	248	1,966	85%	(77)%
Total nonperforming loans	7,158	6,030	5,484	19%	31%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$7,158	$6,030	$5,484	19%	31%
Net charge-offs (recoveries) during the quarter	$288	$405	$269	(29)%	7%
Provision for credit losses on loans during the quarter	$153	$471	$168	(68)%	(9)%
Allowance for credit losses on loans	$47,819	$47,954	$47,702	0%	0%
Classified assets	$32,609	$33,605	$31,062	(3)%	5%
Allowance for credit losses on loans to total loans	1.40%	1.42%	1.45%	(1)%	(3)%
Allowance for credit losses on loans to total nonperforming loans	668.05%	795.26%	869.84%	(16)%	(23)%
Nonperforming assets to total assets	0.13%	0.11%	0.10%	18%	30%
Nonperforming loans to total loans	0.21%	0.18%	0.17%	17%	24%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	0%	0%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	6%	5%	0%	20%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$510,755	$504,047	$485,070	1%	5%
Shareholders’ equity / total assets	12.35%	12.91%	12.25%	(4)%	1%
Tangible common equity / tangible assets (2)	9.50%	9.91%	9.28%	(4)%	2%
Loan to deposit ratio	72.11%	76.04%	71.81%	(5)%	0%
Noninterest-bearing deposits / total deposits	26.90%	26.71%	27.18%	1%	(1)%
Total capital ratio	15.6%	15.6%	15.6%	0%	0%
Tier 1 capital ratio	13.4%	13.4%	13.4%	0%	0%
Common Equity Tier 1 capital ratio	13.4%	13.4%	13.4%	0%	0%
Tier 1 leverage ratio	10.0%	10.2%	9.6%	(2)%	4%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (2)	9.86%	10.28%	9.62%	(4)%	2%
Total capital ratio	15.1%	15.1%	15.0%	0%	1%
Tier 1 capital ratio	13.9%	13.9%	13.9%	0%	0%
Common Equity Tier 1 capital ratio	13.9%	13.9%	13.9%	0%	0%
Tier 1 leverage ratio	10.4%	10.6%	10.0%	(2)%	4%

(1)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets.
(2)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	At or For the Quarter Ended:
CREDIT QUALITY DATA	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2024	2024	2024	2023	2023
Nonaccrual loans - held-for-investment	$6,698	$5,782	$5,920	$6,818	$3,518
Loans over 90 days past due
and still accruing	460	248	1,951	889	1,966
Total nonperforming loans	7,158	6,030	7,871	7,707	5,484
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$7,158	$6,030	$7,871	$7,707	$5,484
Net charge-offs (recoveries) during the quarter	$288	$405	$254	$33	$269
Provision for credit losses on loans during the quarter	$153	$471	$184	$289	$168
Allowance for credit losses on loans	$47,819	$47,954	$47,888	$47,958	$47,702
Classified assets	$32,609	$33,605	$35,392	$31,763	$31,062
Allowance for credit losses on loans to total loans	1.40%	1.42%	1.44%	1.43%	1.45%
Allowance for credit losses on loans to total nonperforming loans	668.05%	795.26%	608.41%	622.27%	869.84%
Nonperforming assets to total assets	0.13%	0.11%	0.15%	0.15%	0.10%
Nonperforming loans to total loans	0.21%	0.18%	0.24%	0.23%	0.17%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	6%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	5%	5%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$510,755	$504,047	$500,591	$496,643	$485,070
Shareholders’ equity / total assets	12.35%	12.91%	12.87%	12.96%	12.25%
Tangible common equity / tangible assets (2)	9.50%	9.91%	9.85%	9.90%	9.28%
Loan to deposit ratio	72.11%	76.04%	75.06%	76.52%	71.81%
Noninterest-bearing deposits / total deposits	26.90%	26.71%	27.94%	29.52%	27.18%
Total capital ratio	15.6%	15.6%	15.6%	15.5%	15.6%
Tier 1 capital ratio	13.4%	13.4%	13.4%	13.3%	13.4%
Common Equity Tier 1 capital ratio	13.4%	13.4%	13.4%	13.3%	13.4%
Tier 1 leverage ratio	10.0%	10.2%	10.2%	10.0%	9.6%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (2)	9.86%	10.28%	10.22%	10.26%	9.62%
Total capital ratio	15.1%	15.1%	15.1%	14.9%	15.0%
Tier 1 capital ratio	13.9%	13.9%	13.9%	13.8%	13.9%
Common Equity Tier 1 capital ratio	13.9%	13.9%	13.9%	13.8%	13.9%
Tier 1 leverage ratio	10.4%	10.6%	10.6%	10.4%	10.0%

(1)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets.
(2)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2024			June 30, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,361,140	$45,781	5.42%	$3,329,861	$45,470	5.49%
Securities - taxable	838,375	4,676	2.22%	942,532	5,483	2.34%
Securities - exempt from Federal tax (3)	31,311	282	3.58%	31,803	285	3.60%
Other investments and interest-bearing deposits
in other financial institutions	781,039	10,758	5.48%	568,253	7,899	5.59%
Total interest earning assets (3)	5,011,865	61,497	4.88%	4,872,449	59,137	4.88%
Cash and due from banks	33,425			33,419
Premises and equipment, net	10,471			10,216
Goodwill and other intangible assets	174,953			175,498
Other assets	121,353			121,589
Total assets	$5,352,067			$5,213,171

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,172,304			$1,127,145

Demand, interest-bearing	907,346	1,714	0.75%	932,100	1,719	0.74%
Savings and money market	1,188,057	9,128	3.06%	1,104,589	7,867	2.86%
Time deposits - under $100	11,133	47	1.68%	10,980	46	1.68%
Time deposits - $100 and over	229,565	2,349	4.07%	228,248	2,245	3.96%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,017,541	7,747	3.03%	991,483	7,207	2.92%
Total interest-bearing deposits	3,353,642	20,985	2.49%	3,267,400	19,084	2.35%
Total deposits	4,525,946	20,985	1.84%	4,394,545	19,084	1.75%

Short-term borrowings	32	—	0.00%	19	—	0.00%
Subordinated debt, net of issuance costs	39,590	538	5.41%	39,553	538	5.47%
Total interest-bearing liabilities	3,393,264	21,523	2.52%	3,306,972	19,622	2.39%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,565,568	21,523	1.88%	4,434,117	19,622	1.78%
Other liabilities	106,095			103,946
Total liabilities	4,671,663			4,538,063
Shareholders’ equity	680,404			675,108
Total liabilities and shareholders’ equity	$5,352,067			$5,213,171

Net interest income / margin (3)		39,974	3.17%		39,515	3.26%
Less tax equivalent adjustment (3)		(59)			(60)
Net interest income		$39,915	3.17%		$39,455	3.26%

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $184,000 for the third quarter of 2024, compared to $117,000 for the second quarter of 2024. Prepayment fees totaled $4,000 for the third quarter of 2024, compared to $54,000 for the second quarter of 2024.
(3)	Reflects the non-GAAP FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2024			September 30, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,361,140	$45,781	5.42%	$3,257,480	$44,853	5.46%
Securities - taxable	838,375	4,676	2.22%	1,114,782	6,797	2.42%
Securities - exempt from Federal tax (3)	31,311	282	3.58%	32,947	293	3.53%
Other investments and interest-bearing deposits
in other financial institutions	781,039	10,758	5.48%	646,501	8,909	5.47%
Total interest earning assets (3)	5,011,865	61,497	4.88%	5,051,710	60,852	4.78%
Cash and due from banks	33,425			35,911
Premises and equipment, net	10,471			9,374
Goodwill and other intangible assets	174,953			177,238
Other assets	121,353			125,697
Total assets	$5,352,067			$5,399,930

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,172,304			$1,302,606

Demand, interest-bearing	907,346	1,714	0.75%	1,017,686	1,730	0.67%
Savings and money market	1,188,057	9,128	3.06%	1,087,336	5,514	2.01%
Time deposits - under $100	11,133	47	1.68%	11,966	30	0.99%
Time deposits - $100 and over	229,565	2,349	4.07%	272,362	2,489	3.63%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,017,541	7,747	3.03%	881,665	5,117	2.30%
Total interest-bearing deposits	3,353,642	20,985	2.49%	3,271,015	14,880	1.80%
Total deposits	4,525,946	20,985	1.84%	4,573,621	14,880	1.29%

Short-term borrowings	32	—	0.00%	31	—	0.00%
Subordinated debt, net of issuance costs	39,590	538	5.41%	39,439	539	5.42%
Total interest-bearing liabilities	3,393,264	21,523	2.52%	3,310,485	15,419	1.85%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,565,568	21,523	1.88%	4,613,091	15,419	1.33%
Other liabilities	106,095			129,866
Total liabilities	4,671,663			4,742,957
Shareholders’ equity	680,404			656,973
Total liabilities and shareholders’ equity	$5,352,067			$5,399,930

Net interest income / margin (3)		39,974	3.17%		45,433	3.57%
Less tax equivalent adjustment (3)		(59)			(61)
Net interest income		$39,915	3.17%		$45,372	3.56%

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $184,000 for the third quarter of 2024, compared to $201,000 for the third quarter of 2023. Prepayment fees totaled $4,000 for the third quarter of 2024, compared to $182,000 for the third quarter of 2023.
(3)	Reflects the non-GAAP FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2024			September 30, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,330,442	$135,851	5.45%	$3,255,375	$132,993	5.46%
Securities - taxable	940,755	16,342	2.32%	1,140,890	20,835	2.44%
Securities - exempt from Federal tax (3)	31,683	853	3.60%	34,332	908	3.54%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	606,360	25,199	5.55%	535,016	20,860	5.21%
Total interest earning assets (3)	4,909,240	178,245	4.85%	4,965,613	175,596	4.73%
Cash and due from banks	33,353			36,205
Premises and equipment, net	10,235			9,278
Goodwill and other intangible assets	175,495			177,837
Other assets	120,015			127,514
Total assets	$5,248,338			$5,316,447

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,158,891			$1,444,744

Demand, interest-bearing	919,786	4,987	0.72%	1,117,140	4,994	0.60%
Savings and money market	1,120,324	23,644	2.82%	1,159,894	13,641	1.57%
Time deposits - under $100	11,020	135	1.64%	11,951	60	0.67%
Time deposits - $100 and over	226,353	6,658	3.93%	212,736	4,744	2.98%
ICS/CDARS - interest-bearing demand, money market
and time deposits	990,868	21,565	2.91%	525,318	8,065	2.05%
Total interest-bearing deposits	3,268,351	56,989	2.33%	3,027,039	31,504	1.39%
Total deposits	4,427,242	56,989	1.72%	4,471,783	31,504	0.94%

Short-term borrowings	22	—	0.00%	36,283	1,365	5.03%
Subordinated debt, net of issuance costs	39,553	1,614	5.45%	39,401	1,614	5.48%
Total interest-bearing liabilities	3,307,926	58,603	2.37%	3,102,723	34,483	1.49%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,466,817	58,603	1.75%	4,547,467	34,483	1.01%
Other liabilities	105,570			120,639
Total liabilities	4,572,387			4,668,106
Shareholders’ equity	675,951			648,341
Total liabilities and shareholders’ equity	$5,248,338			$5,316,447

Net interest income / margin (3)		119,642	3.26%		141,113	3.80%
Less tax equivalent adjustment (3)		(179)			(190)
Net interest income		$119,463	3.25%		$140,923	3.79%

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $461,000 for the first nine months of 2024, compared to $595,000 for the first nine months of 2023. Prepayment fees totaled $82,000 for the first nine months of 2024, compared to $393,000 for the first nine months of 2023.
(3)	Reflects the non-GAAP FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

♦	Management considers tangible book value per share as a useful measurement of the Company’s equity. The Company references the return on average tangible common equity and the return on average tangible assets as measurements of profitability.
♦	The following table summarizes components of the tangible book value per share at the dates indicated:

TANGIBLE BOOK VALUE PER SHARE	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2024	2024	2024	2023	2023
Capital components:
Total Equity (GAAP)	$685,352	$679,199	$676,296	$672,901	$661,930
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	685,352	679,199	676,296	672,901	661,930
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,966)	(7,521)	(8,074)	(8,627)	(9,229)
Total Tangible Common Equity (non-GAAP)	$510,755	$504,047	$500,591	$496,643	$485,070

Common shares outstanding at period-end	61,297,344	61,292,094	61,253,625	61,146,835	61,099,155

Tangible book value per share (non-GAAP)	$8.33	$8.22	$8.17	$8.12	$7.94
♦	The following tables summarize components of the annualized return on average tangible common equity and the annualized return on average tangible assets for the periods indicated:

RETURN ON AVERAGE TANGIBLE COMMON	For the Quarter Ended:
EQUITY AND AVERAGE TANGIBLE COMMON ASSETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2024	2024	2024	2023	2023
Net income	$10,507	$9,234	$10,166	$13,328	$15,795

Average tangible common equity components:
Average Equity (GAAP)	$680,404	$675,108	$672,292	$664,638	$656,973
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(7,322)	(7,867)	(8,408)	(9,010)	(9,607)
Total Average Tangible Common Equity (non-GAAP)	$505,451	$499,610	$496,253	$487,997	$479,735

Annualized return on average tangible common equity (non-GAAP)	8.27%	7.43%	8.24%	10.84%	13.06%

Average tangible assets components:
Average Assets (GAAP)	$5,352,067	$5,213,171	$5,178,636	$5,264,905	$5,399,930
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(7,322)	(7,867)	(8,408)	(9,010)	(9,607)
Total Average Tangible Assets (non-GAAP)	$5,177,114	$5,037,673	$5,002,597	$5,088,264	$5,222,692

Annualized return on average tangible assets (non-GAAP)	0.81%	0.74%	0.82%	1.04%	1.20%

RETURN ON AVERAGE TANGIBLE COMMON	For the Nine Months Ended:
EQUITY AND AVERAGE TANGIBLE COMMON ASSETS	September 30,	September 30,
(in $000’s, unaudited)	2024	2023
Net income	$29,907	$51,115

Average tangible common equity components:
Average Equity (GAAP)	$675,951	$648,341
Less: Goodwill	(167,631)	(167,631)
Less: Other Intangible Assets	(7,864)	(10,206)
Total Average Tangible Common Equity (non-GAAP)	$500,456	$470,504

Annualized return on average tangible common equity (non-GAAP)	7.98%	14.52%

Average tangible assets components:
Average Assets (GAAP)	$5,248,338	$5,316,447
Less: Goodwill	(167,631)	(167,631)
Less: Other Intangible Assets	(7,864)	(10,206)
Total Average Tangible Assets (non-GAAP)	$5,072,843	5,138,610

Annualized return on average tangible assets (non-GAAP)	0.79%	1.33%

♦	Management reviews yields on certain asset categories and the net interest margin of the Company on an FTE basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. The following tables summarize components of FTE net interest income of the Company for the periods indicated:

	For the Quarter Ended:
	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2024	2024	2024	2023	2023
Net interest income before
credit losses on loans (GAAP)	$39,915	$39,455	$40,093	$42,301	$45,372
Tax-equivalent adjustment on securities -
exempt from Federal tax	59	60	60	61	61
Net interest income, FTE (non-GAAP)	$39,974	$39,515	$40,153	$42,362	$45,433

Average balance of total interest earning assets	$5,011,865	$4,872,449	$4,842,279	$4,923,582	$5,051,710

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.17%	3.26%	3.33%	3.41%	3.56%

Net interest margin, FTE (annualized net interest income, FTE, divided by the average balance of total
earnings assets) (non-GAAP)	3.17%	3.26%	3.34%	3.41%	3.57%

	For the Nine Months Ended:
	September 30,	September 30,
(in $000’s, unaudited)	2024	2023
Net interest income before
credit losses on loans (GAAP)	$119,463	$140,923
Tax-equivalent adjustment on securities - exempt from Federal tax	179	190
Net interest income, FTE (non-GAAP)	$119,642	$141,113

Average balance of total interest earning assets	$4,909,240	$4,965,613

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.25%	3.79%

Net interest margin, FTE (annualized net interest income, FTE, divided by the
average balance of total interest earnings assets) (non-GAAP)	3.26%	3.80%

♦	The efficiency ratio is a non-GAAP financial measure, which is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income), and measures how much it costs to produce one dollar of revenue. The following tables summarize components of the efficiency ratio of the Company for the periods indicated:

	For the Quarter Ended:
	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
Noninterest expense	$27,555	$28,188	$27,536	$25,491	$25,171

Net interest income before credit losses on loans	$39,915	$39,455	$40,093	$42,301	$45,372
Noninterest income	2,240	2,276	2,047	1,942	2,216
Total revenue	$42,155	$41,731	$42,140	$44,243	$47,588

Efficiency ratio (noninterest expense divided
by total revenue) (non-GAAP)	65.37%	67.55%	65.34%	57.62%	52.89%

	For the Nine Months Ended:
	September 30,	September 30,
(in $000’s, unaudited)	2024	2023
Noninterest expense	$83,279	$75,563

Net interest income before credit losses on loans	$119,463	$140,923
Noninterest income	6,563	7,056
Total revenue	$126,026	$147,979

Efficiency ratio (noninterest expense divided
by total revenue) (non-GAAP)	66.08%	51.06%

♦	Management considers the tangible common equity ratio as a useful measurement of the Company’s and the Bank’s equity. The following table summarizes components of the tangible common equity to tangible assets ratio of the Company at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2024	2024	2024	2023	2023
Capital components:
Total Equity (GAAP)	$685,352	$679,199	$676,296	$672,901	$661,930
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	685,352	679,199	676,296	672,901	661,930
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,966)	(7,521)	(8,074)	(8,627)	(9,229)
Total Tangible Common Equity (non-GAAP)	$510,755	$504,047	$500,591	$496,643	$485,070

Asset components:
Total Assets (GAAP)	$5,551,596	$5,263,024	$5,256,074	$5,194,095	$5,403,307
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,966)	(7,521)	(8,074)	(8,627)	(9,229)
Total Tangible Assets (non-GAAP)	$5,376,999	$5,087,872	$5,080,369	$5,017,837	$5,226,447

Tangible common equity / tangible assets (non-GAAP)	9.50%	9.91%	9.85%	9.90%	9.28%

♦	The following table summarizes components of the tangible common equity to tangible assets ratio of the Bank at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2024	2024	2024	2023	2023
Capital components:
Total Equity (GAAP)	$704,585	$697,964	$694,543	$690,918	$679,644
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	704,585	697,964	694,543	690,918	679,644
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,966)	(7,521)	(8,074)	(8,627)	(9,229)
Total Tangible Common Equity (non-GAAP)	$529,988	$522,812	$518,838	$514,660	$502,784

Asset components:
Total Assets (GAAP)	$5,548,576	$5,260,500	$5,254,044	$5,190,829	$5,402,838
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,966)	(7,521)	(8,074)	(8,627)	(9,229)
Total Tangible Assets (non-GAAP)	$5,373,979	$5,085,348	$5,078,339	$5,014,571	$5,225,978

Tangible common equity / tangible assets (non-GAAP)	9.86%	10.28%	10.22%	10.26%	9.62%